EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of IPALCO Enterprises, Inc. on Form S-3 of our reports dated January 26, 1996 (February 27, 1996 as to Note 15), appearing in the Annual Report on Form 10-K of IPALCO Enterprises, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Indianapolis, Indiana


July 19, 1996